UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2020

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HSIC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

The COVID-19 pandemic continues to present unprecedented challenges for the global economy. As part of Henry Schein, Inc.’s broad-based effort to further support plans for the long-term health of its business and to strengthen its financial flexibility, Henry Schein, Inc. (the “Company”) is continuing certain cost reduction measures that include certain reductions in payroll. As the COVID-19 pandemic evolves, the Company will continue to evaluate appropriate actions for its business.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stanley M. Bergman, the Company’s Chairman and Chief Executive Officer, has agreed to extend his prior agreement to a temporary reduction of 100% of his base salary, less any amounts necessary to cover any contributions Mr. Bergman makes to any benefit plans provided by the Company, from April 6, 2020 through the end of the Company’s fourth fiscal quarter, or such earlier date as the Compensation Committee of the Company’s Board of Directors (“Committee”) may determine in its sole discretion. Additionally, Mr. Bergman agreed that this extension of his salary reduction will not constitute “good reason” or breach under his employment agreement or any other agreement with the Company, and will not confer or trigger any additional rights or entitlements for him from the Company or any of its affiliates.

Henry Schein’s Chief Financial Officer and each of the other three most highly paid executive officers serving as of December 28, 2019 (our Named Executive Officers) will continue to experience temporary salary reductions, but at a level of 37.5% from June 29, 2020, the first business day of the Company’s third fiscal quarter, until a later date to be determined by the Committee (in lieu of the 50% reduction that originally applied from April 6, 2020, through June 30, 2020 (the “Prior Period”)). In addition, members of the Company’s Executive Management Committee other than our Named Executive Officers will have their salaries reduced by 18.75% during the same period, and the Company’s members of management holding the title of Vice President will have their salaries reduced by 7.5% during the same period, in each case, in lieu of larger reductions that applied during the Prior Period. The salary reductions will not modify Mr. Bergman’s or the other executives’ rights that they may have with respect to the calculation of any annual or long term incentive awards or severance. The Company’s Board of Directors has agreed to a reduction of 18.75% of its non-employee directors’ cash retainer during the same period (in lieu of the 25% reduction that applied during the Prior Period).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HENRY SCHEIN, INC.
(Registrant)

Date: June 22, 2020	By:	/s/ Walter Siegel
Walter Siegel
Senior Vice President and General Counsel